     As filed with the Securities and Exchange Commission on June 1, 2000
                                                      Registration No. 333-75861

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------

                         Post-Effective Amendment No. 3

                                       to

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           the Securities Act of 1933

                          ---------------------------

                           CENTERPRISE ADVISORS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                          8700                 36-4272852
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)


                     225 West Washington Street, 16th Floor
                            Chicago, Illinois  60606
                                 (312) 578-9600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Robert C. Basten
                     President and Chief Executive Officer
225 West Washington Street, 16th Floor, Chicago, Illinois, 60606, (312) 578-9600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                          ---------------------------

                                   Copies to:
                            Howard S. Lanznar, Esq.
                           Marguerite M. Elias, Esq.
                              Katten Muchin Zavis
                            525 West Monroe Street
                           Chicago, Illinois  60661
                                (312) 902-5200

                          ---------------------------





================================================================================

                   INFORMATION REGARDING DEREGISTERING SHARES


     This Post-Effective Amendment No. 3 to Registration Statement 333-75861 is filed in accordance with the undertakings of Centerprise Advisors, Inc. contained in Item 22 to the Registration Statement. The purpose of this Post-Effective Amendment No. 3 is to deregister the 12,488,981 shares of Centerprise common stock, $.01 par value, registered pursuant to the Registration Statement.

     Centerprise filed the Registration Statement in connection with its proposed acquisition of ten founding companies. The acquisitions were to be effected via mergers in which the owners of the founding companies would receive cash and the shares of Centerprise common stock registered under the Registration Statement. The proposed mergers were never consummated, however, as they were conditioned upon the closing of the initial public offering of Centerprise's common stock, which Centerprise was unable to complete. On November 8, 1999, the initial public offering was terminated due to market conditions. Accordingly, because of the failure of the initial public offering, the proposed mergers never closed and all obligations of the parties under the merger agreements terminated. No shares of common stock have been or will be purchased by the founding company owners or issued by Centerprise under the merger agreements or the Registration Statement. Accordingly, this Post-Effective Amendment No. 3 is filed to deregister the 12,488,981 shares of common stock registered pursuant to this Registration Statement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Chicago, State of Illinois, on the 1st day of June, 2000.

                                Centerprise Advisors, Inc.


                                By:   /s/ Robert C. Basten
                                    --------------------------------------------
                                          Robert C. Basten
                                          President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities indicated.


                 Name                                       Title                      Date
                 ----                                       -----                      ----

        /s/ Robert C. Basten                   Chairman of the Board, President     June 1, 2000
---------------------------------------        and Chief Executive Officer
            Robert C. Basten


                  *                            Vice President and Chief             June 1, 2000
---------------------------------------        Financial Officer
            Dennis W. Bikun


                  *                            Director                             June 1, 2000
---------------------------------------
             Scott H. Lang


*By:  /s/ Robert C. Basten                                                          June 1, 2000
      ---------------------------------
          Robert C. Basten